Exhibit 5.1

May 1, 2008

BancTec, Inc.
2701 E. Grauwyler Road
Irving, Texas 75061

Ladies and Gentlemen:

        We have acted as counsel to BancTec, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, File No. 333-145255 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of the resale of 46,575,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares").

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iii) the First Amendment to the Amended and Restated Bylaws of the Company, filed as Exhibit 3.3 of the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

        The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement of Form S-1 filed pursuant to Rule 462(b) under the Act.

                      Very truly yours,

                      /s/ Weil, Gotshal & Manges LLP